Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$11,541,655
Unrealized Gain (Loss) on Market Value of Futures	10,020,978
Dividend Income	12,763
Interest Income	447,812
ETF Transaction Fees	13,000
Total Income (Loss)	$22,036,208

Expenses
General Partner Management Fees	$180,069
Professional Fees	79,413
Brokerage Commissions	120,713
Non-interested Directors' Fees and Expenses	2,883
NYMEX License Fee	4,502
SEC & FINRA Registration Expense	4,959
Total Expenses	$392,539
Net Income (Loss)	$21,643,669

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$366,981,632
Additions (4,200,000 Shares)	98,407,944
Withdrawals (6,100,000 Shares)	(143,640,533)
Net Income (Loss)	21,643,669

Net Asset Value End of Month	$343,392,712
Net Asset Value Per Share (14,384,588 Shares)	$23.87

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

/s/ Stuart P. Crumbaugh

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612